UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2017

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, Trustmark Corporation (Trustmark) is filing this Amendment to its Form 8-K originally filed on April 27, 2017, solely for the purpose of disclosing Trustmark’s decision on the frequency of future advisory votes on executive compensation.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

In the proxy statement that Trustmark provided to its shareholders in connection with Trustmark’s 2017 Annual Meeting of Shareholders (the Annual Meeting), the Board of Directors of Trustmark recommended that the shareholders vote, on an advisory basis, in favor of conducting future advisory votes on executive compensation every year.  These advisory votes on executive compensation are periodic, non-binding shareholder votes to approve the compensation paid to Trustmark’s named executive officers as disclosed in Trustmark’s proxy statements and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act) and Rule 14A-21(b) thereunder.

At its Annual Meeting on April 25, 2017, approximately 69.8% of the shares voting on Proposal #3 (Advisory vote on the frequency of future advisory votes on executive compensation) voted in favor of an annual frequency for future advisory votes on executive compensation.  Consistent with the shareholders’ vote on Proposal #3, the Board of Directors of Trustmark has approved an annual frequency for future advisory votes on executive compensation.  As a result, Trustmark expects that an advisory vote on executive compensation will be held every year through 2023, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	August 24, 2017